Exhibit 99.1

EMBARGOED FOR RELEASE BY MEDCO — 6:30 A.M. ET TUESDAY, AUG. 28, 2007

Medco Contacts:		PolyMedica Contact:

Investors:	Valerie Haertel	Steve Farrell
	(201) 269-5781	(781) 486-8111
Media:	Ann Smith
(201) 269-5984

Medco Announces Agreement to Acquire Diabetes Care Leader PolyMedica

in Transaction Valued at $1.5 Billion

— Strategic Acquisition Creates Premier Provider of Diabetes Care Services

With 3.8 Million Patients Under Treatment

— Diabetes Patients Represent 5 Percent of Population; 15 Percent of Drug Spending

— Transaction Expected to be Slightly Accretive to Medco Shareholders in 2008

FRANKLIN LAKES, N.J. and WAKEFIELD, Mass., Aug. 28, 2007 – Medco Health Solutions, Inc. (NYSE:MHS), and PolyMedica Corporation (NASDAQ:PLMD) today announced a definitive agreement under which Medco will acquire PolyMedica in an all-cash transaction valued at $53 per share, or $1.5 billion. The combination of America’s leading advanced pharmacy practice with the leading source for diabetes services and supplies creates the nation’s premier provider of comprehensive diabetes care and treatment.

An estimated 17 million Americans are currently treated for diabetes, with more than 1 million patients diagnosed each year; an additional 7 million are estimated as undiagnosed. Diabetes care represents one of the fastest-growing segments of health care in a market estimated at more than $25 billion a year. These patients represent 5 percent of the population but account for more than 15 percent of total drug spending – creating an imperative for advanced clinical supervision and enlightened drug-trend management. With spending increasing by 14.5 percent annually, diabetes treatments by 2009 are expected to overtake cholesterol medicines as the fastest-growing therapeutic category.

“PolyMedica has developed a deep expertise and focus in diabetes care and, through the Liberty brand, excels at attracting seniors to their high-value mail-order pharmacy,” said David B. Snow Jr., Medco chairman and chief executive officer. “We will continue to invest strategically in capabilities supporting our Therapeutic Resource Centers® – which deliver both clinical and financial benefits to our clients and members, and differentiate Medco in the marketplace.”

Patrick T. Ryan, PolyMedica chief executive officer, added: “Combining Medco’s clinical care solutions with our patient-centric service model enables us to deliver a gold standard of care to patients with diabetes. After doubling our business in the past three years, this provides PolyMedica with the resources to take our service model to the next level.

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There is a natural cultural fit between our organizations driven by an unwavering commitment to clinical excellence and customer service.”

Medco currently manages more than $6.5 billion in drug spending related to its 2.8 million patients under treatment for diabetes. The PolyMedica acquisition brings 1 million members under care and creates the nation’s most advanced large-scale practice focused on diabetes-related pharmacy care. Snow said Medco’s shareholders will benefit from incremental earnings growth as a result of the transaction, which is expected to be slightly accretive in 2008.

Through its industry-leading direct-to-consumer television and multimedia campaign under the Liberty brand, PolyMedica has enhanced its reputation for a specialized high-touch, patient-centric model. “We expect PolyMedica’s brand strength and media profile to prove an important asset to support Medco’s growing Medicare and direct-to-consumer initiatives,” Snow said.

PolyMedica will retain its successful patient engagement and service model, Liberty brand, culture and focus, while providing an integrated and complementary set of services and solutions in support of Medco’s Therapeutic Resource Center for diabetes care.

Medco and PolyMedica began collaborating in 2006. Currently, Medco fulfills more than 50,000 prescriptions per week for PolyMedica’s patients. Earlier this year, PolyMedica began providing Medicare Part B administration services and supplies to certain Medco clients.

“It quickly became apparent through our collaboration that PolyMedica’s senior team had built a strong business with complementary strengths. We value their experience and continued leadership,” Snow said.

The transaction has been unanimously approved by the boards of directors of both companies, and is subject to the approval of PolyMedica shareholders and other customary closing conditions. The transaction is expected to close late this year.

Lazard served as Medco’s financial advisor and Sullivan & Cromwell LLP acted as Medco’s primary external legal counsel; Deutsche Bank Securities Inc. represented PolyMedica in the transaction and Weil, Gotshal & Manges LLP acted as PolyMedica’s legal counsel.

Conference Call

Management from both companies will host a conference call to review the transaction on Tuesday, Aug. 28, 2007 at 8:30 a.m. (EST).

To access the live conference call via telephone:

Dial in: (800) 949-5383 from inside the U.S. or (706) 679-3440 from outside the U.S.

To access the live webcast:

Please visit www.medco.com/investor.

A replay of the call will be available from Aug. 28, 2007 through Sept. 11, 2007. Dial in: (800) 642-1687 from inside the U.S., or (706) 645-9291 from outside the U.S.

Please use passcode # 14905533

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About Medco

Medco Health Solutions, Inc. (NYSE:MHS) is the nation’s leading pharmacy benefit manager based on its 2006 total net revenues of more than $42 billion. Medco’s prescription drug benefit programs are designed to drive down the cost of pharmacy health care for private and public employers, health plans, labor unions and government agencies of all sizes, and for individuals served by the Medicare Part D Prescription Drug Program. Medco’s technologically advanced mail-order pharmacies and award-winning Internet pharmacy have been recognized for setting new industry benchmarks for pharmacy dispensing quality. Medco serves the needs of patients with complex conditions requiring sophisticated treatment through its specialty pharmacy operation, which became the nation’s largest with the 2005 acquisition of Accredo Health, Incorporated. Medco is the highest-ranked independent pharmacy benefit manager on the 2007 Fortune 500 list. On the Net: http://www.medco.com.

About PolyMedica

For more than a decade, PolyMedica Corporation has been the nation’s largest provider of blood glucose testing supplies and related services to people with diabetes and today serves more than 957,000 active diabetes patients. The company also offers a full service pharmacy to meet patients’ medication needs and provides patient education to help its patients better manage their health conditions. Through proactive patient outreach, convenient home delivery and administrative support, PolyMedica makes it simple for patients to obtain the supplies and medications they need, while encouraging compliance with physicians’ orders. PolyMedica has more than 2,200 employees based at locations in Wakefield, Mass., Port St. Lucie, Fla., Salem, Va. and Portland, Maine. More information about PolyMedica can be found on the company’s website at www.polymedica.com.

Safe Harbor Statement

This news release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding benefits of the proposed transaction, expected synergies, anticipated future financial and operating performance and results. These statements are based on the current expectations of management of both companies. There are a number of risks and uncertainties that could cause actual results to differ materially. For example, the companies may be unable to obtain stockholder or regulatory approvals required for the transaction; problems may arise in successfully integrating the businesses of the two companies; the transaction may involve unexpected costs; the combined company may be unable to achieve cost-cutting synergies; the businesses may suffer as a result of uncertainty surrounding the transaction; and the industry may be subject to future regulatory or legislative actions. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements of the two companies. As required by SEC rules, we have posted this document, including certain supplemental information, on the Investor Relation’s section of www.medco.com. Medco and PolyMedica actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including factors discussed in “Risk Factors” in Medco’s and PolyMedica’s Annual Report or Form 10-K for the most recently ended fiscal year and Medco’s and PolyMedica’s other filings with the SEC, which are available at http://www.sec.gov.

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Additional Information and Where to Find It

This news release may be deemed to be solicitation material in respect of the proposed acquisition of PolyMedica by Medco. In connection with the proposed acquisition, Medco and PolyMedica intend to file relevant materials with the SEC, including PolyMedica’s proxy statement on Schedule 14A. SHAREHOLDERS OF POLYMEDICA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING POLYMEDICA’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and PolyMedica shareholders will receive information at an appropriate time on how to obtain transaction-related documents for free from PolyMedica. Such documents are not currently available.

Medco and its directors and executive officers, and PolyMedica and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of PolyMedica common stock in respect of the proposed transaction. Information about the directors and executive officers of Medco is set forth in its proxy statement for its 2007 Annual Meeting of Shareholders, which was filed with the SEC on April 16, 2007. Information about the directors and executive officers of PolyMedica is set forth in its proxy statement for its 2007 Annual Meeting of Shareholders, which was filed with the SEC on July 27, 2007. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

Table

Selected Information

(Unaudited)

(In millions, except for per-share data)

12 Months Ended December 30, 2006	MEDCO
Net Revenues	$42,543.7
Net Income	$630.2
Weighted average shares outstanding – diluted	301.6
GAAP Earnings per share – diluted	$2.09

12 Months Ended March 31, 2007	POLYMEDICA
Net Revenues	$675.5
Net Income	$33.7
Weighted average shares outstanding – diluted	23.4
GAAP Earnings per share – diluted	$1.44

A combination of this financial information is not indicative of what our results would have been if we had been operating as a combined entity during the period presented.

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